Exhibit 5.1
                            ANDREW N. BERNSTEIN, P.C.
                                 ATTORNEY AT LAW
                           5445 DTC PARKWAY, SUITE 520
                        GREENWOOD VILLAGE, COLORADO 80111
                            TELEPHONE (303) 770-7131
                            FACSIMILE (303) 770-7332
                           EMAIL: anbpc@attglobal.net


                                  March 7, 2005


Soyo Group, Inc.
1420 S. Vintage Ave.
Ontario, California  91761

Re:      Soyo Group, Inc.
         The 2005 Stock Compensation Plan
         Registration Statement on Form S-8

Gentlemen:

We have acted as securities counsel for Soyo Group, Inc., a Nevada corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of an aggregate of 5,000,000 shares (the "Shares") of the common stock, $0.001 par value per share (the "Common Stock"), of the Company under the Company's 2005 Stock Compensation Plan (the "Plan") for officers, directors, employees and advisors of the Company. A registration statement on Form S-8 (the "Registration Statement") covering the issuance and sale of the Shares from time to time upon exercise of stock options pursuant to the Plan will on or about this date be filed under the Act with the Securities and Exchange Commission (the "Commission").

In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of
(i) the Articles of Incorporation and the Bylaws of the Company, (ii) certain resolutions of the Board of Directors of the Company relating to the registration of the Shares, (iii) the Registration Statement, (iv) the Plan, and
(v) such other documents as we have deemed necessary or appropriate as bases for the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others.

Members of our firm are admitted to the practice of law in the State of Colorado, and we express no opinion as to the laws of any other jurisdiction.





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Soyo Group, Inc.
March 7, 2005
Page 2


Based upon and subject to the foregoing, we are of the opinion that the Shares registered pursuant to the Registration Statement have been duly and validly authorized and reserved for issuance by the Company and, when sold, issued and delivered in the manner and for the consideration described in the Plan, will be validly issued, fully paid and nonassessable under Nevada law.

This opinion is furnished to you solely for your benefit in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise referred to for any other purpose without our prior written consent. Notwithstanding the foregoing, we hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the Commission.

                                                  Very truly yours,

                                                   /s/ ANDREW N. BERNSTEIN, P.C.

                                                  Andrew N. Bernstein, P.C.